EXHIBIT 33.1

REPORT ON COMPLIANCE WITH SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB UNDER

THE SECURITIES EXCHANGE ACT OF 1934

Re: Cabela’s Master Credit Card Trust; Cabela’s Credit Card Master Note Trust	Date: March 30, 2016

The undersigned, a duly authorized representative of World’s Foremost Bank (the “Servicer”), hereby certifies as follows:

1. The Servicer is responsible for assessing its compliance with the servicing criteria set forth in 17 C.F.R. § 229.1122(d) (“Item 1122(d) of Regulation AB”) as set forth on Schedule I to Exhibit A attached hereto, except for servicing criteria specified in (1)(iii) and (v), (2)(ii), (iii) and (vi), 3(iii) and (iv) and 4(i), (x), (xi), (xii) and (xiii) of Item 1122(d) of Regulation AB (the “Applicable Servicing Criteria”), which the Servicer has determined are inapplicable to the activities it performs with respect to the credit-card asset-backed securities transactions being serviced, as of and for the year ended December 31, 2015 relating to:

•	the servicing of credit card asset-backed securities transactions issued by Cabela’s Master Credit Card Trust; and

•	the servicing of credit card asset-backed securities transactions issued by Cabela’s Credit Card Master Note Trust (collectively, the “Platform”).

2. The Servicer used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the Applicable Servicing Criteria;

3. The Servicer is in compliance with the Applicable Servicing Criteria relating to the Platform as of and for the period ending December 31, 2015 in all material respects; and

4. Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of and for the period ending December 31, 2015, a copy of which is attached hereto as Exhibit A.

WORLD’S FOREMOST BANK, as Servicer

By	/s/ Kevin J. Werts
Name:	Kevin J. Werts
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP First National Tower 1601 Dodge Street, Ste. 3100 Omaha, NE 68102-1649 USA Tel: +1 402 346 7788 Fax: +1 402 997 7875 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

World’s Foremost Bank

Lincoln, Nebraska

We have examined management’s assertion, included in the accompanying Report on Compliance with Servicing Criteria Pursuant to Item 1122 of Regulation AB under the Securities Exchange Act of 1934, that World’s Foremost Bank (“WFB”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB for the Cabela’s Master Credit Card Trust and Cabela’s Credit Card Master Note Trust (the “Platform”) as of and for the year ended December 31, 2015, excluding criteria in Items 1122(d)(l)(iii), 1122(d)(1)(v), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(i), and 1122(d)(4)(x) -1122(d)(4)(xiii), which management has determined are not applicable to the activities performed by the WFB with respect to the Platform. Management is responsible for WFB’s compliance with the servicing criteria. Our responsibility is to express an opinion on management’s assertion about WFB’s compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), and, accordingly, included examining, on a test basis, evidence about WFB’s compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether WFB performed those selected activities in compliance with the servicing criteria during the specified period, and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by WFB during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each asset-backed transaction included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by WFB during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on WFB’s compliance with the servicing criteria.

In our opinion, management’s assertion that WFB complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2015 for the Platform is fairly stated, in all material respects.

March 28, 2016

Member of

Deloitte Touche Tohmatsu Limited

SCHEDULE I

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

SCHEDULE I

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with	X

SCHEDULE I

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.

1122(d)(4)(ii)	Credit card accounts and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.	X

SCHEDULE I

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such

SCHEDULE I

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X